Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM S-8

(Form type)

Immix Biopharma, Inc.

(Exact name of Registrant as specified in its charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)(2)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	Rule 457(h)	889,000	(3)	$2.04	(4)	$1,813,560	$0.0001476	$267.68
Equity	Common Stock, par value $0.0001 per share	Rule 457(c) and (h)	2,111,000	(5)	$2.09	(6)	$4,411,990	$0.0001476	$651.21
Total Offering Amounts							$6,225,550		918.89

Total Fees Previously Paid									—

Total Fee Offsets									—

Net Fee Due									$918.89

(1)	This Registration Statement on Form S-8 relates to the Amended and Restated 2021 Omnibus Equity Incentive Plan (the “Plan”) of Immix Biopharma, Inc. (the “Registrant” or the “Company”). The offer and sale of an aggregate of 3,000,000 shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”) reserved under the Plan for future issuance are being registered herein.
(2)	In accordance with Rule 416 under the Securities Act, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or similar transactions.
(3)	Represents shares issuable upon exercise of outstanding options issued to officers, directors and employees of the Registrant under the Plan on June 11, 2024, with a weighted average exercise price of $2.04 per share.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based upon the weighted average price at which such options may be exercised.
(5)	Represents shares reserved for issuance pursuant to future awards under the Plan.
(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, and based upon the average of the high ($2.21) and low ($1.96) prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on July 17, 2024, which date is within five business days prior to filing this Registration Statement.